Fidelity & Guaranty Life Declares Quarterly Dividend
DES MOINES, Iowa, May 6, 2014 - Fidelity & Guaranty Life (NYSE: FGL), announced today that its Board of Directors has declared a quarterly dividend of $0.065 per share. The dividend is payable on June 2, 2014 to its shareholders of record as of the close of business on May 19, 2014.
About Fidelity & Guaranty Life
Fidelity & Guaranty Life is the parent company of Fidelity & Guaranty Life Insurance Company, a primary life insurance company with insurance products focused on serving the middle-income market. Fidelity & Guaranty Life Insurance Company does business outside of New York and, in New York only, Fidelity & Guaranty Life does business through Fidelity & Guaranty Life Insurance Company of New York. Fidelity & Guaranty Life's products are distributed by independent agents through an established network of independent marketing organizations. We are headquartered in Des Moines, Iowa.

Investor Contact:
Molly Carman
Fidelity & Guaranty Life
molly.carman@fglife.com
410-895-1008

Media Contact:
Sard Verbinnen & Co
Jamie Tully or David Millar, 212-687-8080